UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 19, 2005

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                     Maryland                                        1-11533                                      74-2123597

                                        (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                               of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On December 19, 2005, the Compensation Committee (the "Committee") of the Company's Board of Directors established the performance measures for the Company's 2006 cash bonus awards for executive officers of the Company.  The annual cash bonus performance goals are not set forth in a written agreement.

The amount of the annual cash bonus that an executive officer may receive is based upon two components - (a) an individual performance goal component, and (b) a company performance goal component.  Fifty percent of the total cash bonus award for each executive officer will be awarded, at the discretion of the officer's immediate supervisor or the Committee, as the case may be, based on the achievement of predetermined individual performance goals.  The remaining fifty percent is based on the achievement of goals related to company performance as measured by the Company's adjusted funds from operations (FFO) per share in 2006.  The Committee has determined that the adjustments to FFO (as computed in accordance with standards established by the National Association of Real Estate Investment Trusts) should include the amortization of above/below market leases, changes for impairment of value to real estate, expenses related to the early extinguishment of debt, the expense of original issue cost associated with redemption of preferred stock, the gain or loss of sales of real property and similar adjustments that may be made in the Committee's sole discretion.

The Company's executive officers are eligible to receive the following cash bonuses with respect to 2006:

Title	Range of Possible Bonus Payment
Chief Executive Officer	$200,000 to $250,000
Executive Vice Presidents	$66,500 - $94,000
Senior Vice Presidents	$25,000 - $49,200

The actual amount of the annual cash bonuses is subject to change in the Committee's discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 21, 2005

                                                PARKWAY PROPERTIES, INC.

                                                By:             /s/ William R. Flatt

                                                            William R. Flatt

                                                            Chief Financial Officer

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